SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 16, 2014

NORTHERN TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-5965	36-2723087
(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

The information contained in the registrant’s July 16, 2014 press release, reporting on the registrant’s earnings for the second quarter of 2014, a copy of which is filed as Exhibit 99.1 hereto, is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 15, 2014, Northern Trust Corporation (the “Corporation”) announced changes to its leadership structure, effective September 1, 2014. Michael G. O’Grady, currently Executive Vice President and Chief Financial Officer, will become President of Corporate & Institutional Services. S. Biff Bowman, currently Executive Vice President, Human Resources, will become Chief Financial Officer. William L. Morrison, who has served as President and Chief Operating Officer since 2011, will continue to serve as President of the Corporation. Jana R. Schreuder, currently Executive Vice President and President of Wealth Management, will assume the role of Chief Operating Officer. Steven L. Fradkin, currently Executive Vice President and President of Corporate & Institutional Services, will assume the role of President of Wealth Management. Each of these officers will hold office for the term provided in the Corporation’s By-laws.

Ms. Schreuder, age 55, has served as Executive Vice President since 2005 and President of Wealth Management since 2011. Ms. Schreuder also served as President, Operations and Technology from 2006 to 2011 and Head of Corporate Risk Management from 2005 to 2006. Mr. Bowman, age 51, has served as Executive Vice President, Human Resources since 2012. Mr. Bowman also served as Head of Americas Region for Corporate & Institutional Services from 2011 to 2012 and Executive Vice President, EMEA from 2009 to 2011.

A copy of the press release announcing the events described above is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit 99.1 July 16, 2014 Press Release

Exhibit 99.2 July 15, 2014 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHERN TRUST CORPORATION
(Registrant)

Dated: July 16, 2014	By:	/s/ Michael G. O’Grady
Michael G. O’Grady
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	July 16, 2014 Press Release

99.2	July 15, 2014 Press Release